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                                  EXHIBIT 99.5



                                     BALLOT



                          DAKOTA GROWERS PASTA COMPANY


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         This Ballot is each member's opportunity to vote on the proposed conversion of Dakota Growers Pasta Company from a cooperative into a North Dakota corporation. The proposed conversion is described in the "Information Statement - Prospectus" dated _____, 2002, which Information Statement-Prospectus was provided with this Ballot. Each vote for or against the proposed conversion constitutes a member's vote for or against each of the three items listed below. (Please note that each member's vote must be cast for or against all three items. Members cannot vote on the items listed below individually.)



         The proposed conversion includes the following items:



1) The Plan of Merger attached as Appendix A to the Information Statement - Prospectus, pursuant to which Dakota Growers Pasta Company will merge with and into Dakota Growers Pasta Restructuring Cooperative (a Colorado cooperative).



2) The Transaction Agreement attached as Appendix D to the Information Statement - Prospectus, but solely to the extent that such Transaction Agreement relates to the proposed merger described in the Plan of Merger specified in Item 1 above.



3) Amendment of Section 6 of the currently effective Growers Agreement between Dakota Growers Pasta Company and its members by the addition of a new subpart d., which shall read as follows:



         d. By approval by the Company's Board of Directors and a majority of the Company's members of any merger transaction (or series of transactions) pursuant to which i) the Company is not the surviving entity and ii) the surviving entity in such transaction or series of transactions is an entity whose articles or certificate of incorporation, bylaws or other governing documents do not require the delivery of durum wheat as a condition of ownership of an equity interest in such entity.



I VOTE ON THE ABOVE ITEMS AS FOLLOWS:



                                        YES   ____              NO   _____



         MARK "YES" IF YOU ARE IN FAVOR OF THE PROPOSED CONVERSION OR "NO" IF YOU ARE AGAINST THE PROPOSED CONVERSION.



         YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS YOU VOTE "YES" FOR THE PROPOSED CONVERSION.


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Each member may also vote in person at the Special Meeting described in the
Information Statement - Prospectus. However, EACH MEMBER MUST VOTE ON THIS BALLOT, WHETHER YOU VOTE BY MAIL OR IN PERSON. No additional ballots will be distributed at any regional information meeting or at the Special Meeting. No procedures exist for a member to revoke a ballot once the ballot has been received.